UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

BrightView Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road
Blue Bell, Pennsylvania 19422
(484) 567 7204
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 2, 2020, BrightView Holdings, Inc. issued a press release (attached hereto as Exhibit 99.1) announcing that the Company’s President and Chief Executive Officer, Andrew Masterman, and Executive Vice President and Chief Financial Officer, John Feenan, will participate in a virtual fireside chat at the 20th Annual Stifel 2020 Virtual Cross Sector Insight Conference, which will take place on June 9, 2020. The virtual fireside chat may include a discussion of the Company’s business, financial performance and forward-looking information.

The virtual fireside chat is scheduled to begin at 8:40 a.m. EDT on June 9. A live audio webcast will be available at:

http://www.wsw.com/webcast/stifel19/bv and on the Company’s website at https://investor.brightview.com

A replay of the webcast will be available for approximately 30 days from the date of the conference.

This information is furnished pursuant to Item 7.01 of Form 8-K. The information in this Item 7.01 and in Exhibit 99.1 hereto shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended. The furnishing of the information in Item 7.01 is not intended to, and does not constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release issued by BrightView Holdings, Inc. on June 2, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: June 2, 2020	By:	/s/ Jonathan M. Gottsegen
Name: Jonathan M. Gottsegen
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary